SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                                 (Amendment No.)


Filed by the Registrant                       [X]
Filed by a party other than the Registrant    [ ]
Check the appropriate box:
   [ ]   Preliminary Proxy Statement
   [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
   [X]   Definitive Proxy Statement
   [ ]   Definitive Additional Materials
   [ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         MERCHANTS BANCSHARES, INC.
-----------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


-----------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


   Payment of Filing Fee (Check the appropriate box):
   [x]   No fee required
   [ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.
         (1)   Title of each class of securities to which transaction applies:

               ---------------------------------------------------------------
         (2)   Aggregate number of securities to which transaction applies:

               ---------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

               ---------------------------------------------------------------
         (4)   Proposed maximum aggregate value of transaction:

               ---------------------------------------------------------------
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               ---------------------------------------------------------------

   [ ]   Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         (1)   Amount previously paid:

               ---------------------------------------------------------------
         (2)   Form, Schedule or Registration Statement No.:

               ---------------------------------------------------------------
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               ---------------------------------------------------------------
         (4)   Date Filed:

               ---------------------------------------------------------------

                         MERCHANTS BANCSHARES, INC.

                              275 Kennedy Drive
                       South Burlington, Vermont 05403
                               (802) 658-3400

                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        To Be Held on April 30, 2002

      Notice is hereby given that the Annual Meeting of Shareholders of Merchants Bancshares, Inc., a Delaware corporation ("Merchants"), will be held at the Clarion Hotel & Conference Center, 1117 Williston Road, South Burlington, Vermont, on Tuesday, April 30, 2002, at 10 a.m. for the following purposes:

      1. To elect three Directors of Merchants, two of whom will serve for a three-year term; and one of whom will serve for a one-year term.

      2.    To ratify and approve a proposal to amend Merchants'
            Certificate of Incorporation, as amended, to increase the number of authorized shares of Merchants' common stock;

      3. To transact any other business which may properly come before the meeting or any adjournment of the meeting.

      The close of business on March 8, 2002 has been fixed as the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. Merchants' By-laws require that the holders of a majority in interest of all stock issued, outstanding and entitled to vote be present in person or represented by proxy at the Annual Meeting in order to constitute a quorum for the transaction of business.


                       By order of the Board of Directors,


                       /s/ Raymond C. Pecor, Jr.    /s/ Joseph L. Boutin
                           ---------------------        ----------------
                           Raymond C. Pecor, Jr.        Joseph L. Boutin
                           Chairman of the              President and
                           Board of Directors           Chief Executive Officer


Burlington, Vermont
March 26, 2002

                               PROXY STATEMENT
                         MERCHANTS BANCSHARES, INC.
                              275 Kennedy Drive
                       South Burlington, Vermont 05403

                       ANNUAL MEETING OF SHAREHOLDERS
                               April 30, 2002

                             GENERAL INFORMATION

      This Proxy Statement is furnished in connection with the solicitation of proxies to be used at the Annual Meeting of Shareholders of Merchants Bancshares, Inc. ("Merchants"), to be held on April 30, 2002, and at any adjournments of the meeting. Merchants' Board of Directors has fixed March 8, 2002, as the record date for determining those shareholders of Merchants entitled to receive notice of, and to vote at, the Annual Meeting. Only shareholders of record at the close of business on March 8, 2002, will be entitled to vote at the Annual Meeting. This Proxy Statement and the accompanying proxy card are first being mailed or given to holders of our common stock, par value $0.01 per share (the "Common Stock"), on or about March 26, 2002.

      Proxies in the form enclosed are solicited by our Board of Directors.
Any proxy, if received in time for voting and not revoked, will be voted at the Annual Meeting in accordance with the instructions of the shareholder on the proxy card. If no instructions are given on the proxy card, the proxy will be voted FOR the election, as directors, of the nominees named in this proxy statement, FOR the amendment of our Certificate of Incorporation, as described in this proxy statement, and upon such other business as may come before the meeting in the appointed proxies' discretion. At present, management knows of no additional matters to be presented at the Annual Meeting, but if other matters are presented, the persons named in the proxy card and acting under the proxy card will vote or refrain from voting in accordance with their best judgment pursuant to the discretionary authority conferred by the proxy.

      A proxy may be revoked at any time prior to its exercise-

      (i) by submitting a written notice, addressed to Patti J. White, Secretary of Merchants, at our principal office, revoking that proxy, or
      (ii)  in open meeting prior to the taking of a vote.

      Any shareholder entitled to vote at the Annual Meeting may attend the Annual Meeting and vote in person on any matter presented for a vote to our shareholders at the Annual Meeting, whether or not that shareholder has previously given a proxy.

      Solicitation of proxies will be made initially by mail. Proxies may also be solicited personally, by telephone or by facsimile transmission by the directors, officers and other employees of Merchants or of our principal subsidiary, Merchants Bank. We will bear all costs and expenses incurred in connection with this solicitation, including the cost of printing and mailing these proxy materials and the expenses, charges and fees of brokers, custodians, nominees and other fiduciaries who, at the request of our management, mail material to, or otherwise communicate with, the beneficial owners of the shares of the Common Stock held of record by those brokers, custodians, nominees or other fiduciaries.

      Written notice of the results of the voting at the Annual Meeting or adjournments of the meeting will not be mailed to shareholders, but will be available upon request, without charge. We maintain our principal administrative offices at 275 Kennedy Drive, South Burlington, Vermont 05403, and our telephone number is (802) 658-3400.

As of March 8, 2002, the record date for the Annual Meeting, there were 6,151,889 shares of Common Stock outstanding, all of which are entitled to vote at the Annual Meeting. Fractional shares are not entitled to be voted, but each full share of Common Stock entitles the holder of that share to one vote on all matters properly brought before the Annual Meeting. At present, the Common Stock is the only class of Merchants capital stock that is issued and outstanding.

      The following table provides information regarding persons or organizations believed by us to be the beneficial owners of more than five percent (5.00%) of the outstanding shares of Common Stock as of March 8, 2002, the record date for the Annual Meeting.


                                  Amount and Nature
Name of Beneficial                  of Beneficial      Percent of    Notes of
      Owner                         Ownership (1)         Class     Explanation
-------------------------------------------------------------------------------

General Educational Fund, Inc.         683,185           11.10%         (2)

Merchants Bank 401(k) Employee         558,713            9.08%         (3)
 Stock Ownership Plan

Wellington Management
 Company, LLP                          498,550            8.10%         (4)

Charles A. Davis                       416,555            6.77%         (5)

--------------------

<F1>  In accordance with Rule 13d-3 under the Securities Exchange Act of
      1934, shares of Common Stock are shown as beneficially owned if the person named in the table has or shares the power to vote or to direct the voting of, or the power to dispose or to direct the disposition of, those shares. Inclusion of shares in the table does not necessarily mean that the persons named have any economic or voting interest in shares set opposite their respective names.
<F2>  The General Educational Fund, Inc., located at 275 Kennedy Drive,
      South Burlington, Vermont, was established in perpetuity in 1918 for the purpose of providing financial assistance to full-time students attending institutions of higher education. The Board of Trustees of this fund consists of the following individuals, who also serve Merchants and/or Merchants Bank in the capacities as indicated: Joseph
      L. Boutin, President, Chief Executive Officer and a Director of Merchants and Merchants Bank, Michael R. Tuttle, Executive Vice President of Merchants Bank and Geoffrey R. Hesslink, a Vice President of Merchants Bank. The number of shares indicated above does not include shares of Common Stock owned by the Trustees individually.
      See "Security Ownership of Certain Beneficial Owners and Management" for this information.
<F3>  Information has been obtained from a Schedule 13G, dated February 12,
      2002, filed by Merchants Bank's 401(k) Employee Stock Ownership Plan with the Securities and Exchange Commission. While participants in the Merchants Bank's 401(k) Employee Stock Ownership Plan have the right to designate how shares allocated to their respective accounts are to be voted, the Plan Administration Committee of the plan is authorized to vote the shares for which no designation is made by participants.
<F4>  Information has been obtained from a Schedule 13G, dated February 12,
      2002, filed by Wellington Management Fund LLP with the Securities and Exchange Commission.
<F5>  Includes (i) 7,411 shares held in trust for Mr. Davis' two minor sons;
      (ii) 1,887 shares held directly by Mr. Davis' two minor sons; (iii) 15,787 shares held by Mr. Davis as trustee of the Charles and Marna Davis Foundation and (iv) 14,664 shares owned by Mr. Davis' wife, Marna Davis.

                            ELECTION OF DIRECTORS
                             (Proposal Number 1)

      Our By-laws stipulate that the business and affairs of Merchants are to be managed by a Board of Directors, which is to consist of not less than nine nor more than twenty-one individuals divided into three classes as nearly equal in size as possible.

      At a meeting held on January 17, 2002, Merchants' Board of Directors unanimously voted to fix the number of directors at nine, and to introduce for adoption at the Annual Meeting the following resolution:

      RESOLVED:   That Michael G. Furlong and Robert A. Skiff be elected to
                  serve as Class III directors of Merchants Bancshares, Inc., each for a three year term expiring on the date of the Annual Meeting of Shareholders in 2005, and until their successors are duly elected and qualified in accordance with the By-laws of the Company.

      FURTHER RESOLVED: That Leo O'Brien, Jr. be elected to serve as Class I director of Merchants Bancshares, Inc. for a one-year term expiring on the date of the Annual Meeting of Shareholders in 2003, and until his successor is duly elected and qualified in accordance with the By-Laws of the Company.

Nominees for Directors of the Company

      The following table sets forth the names and addresses of the three nominees for election to our Board, their principal occupations, ages and periods of service as our directors. Information regarding their ownership of shares of Common Stock as of March 8, 2002, the record date of the Annual Meeting, may be found at "Security Ownership of Certain Beneficial Owners and Management". The Class III Nominees have each been nominated for a three-year term expiring on the date of our annual meeting of shareholders in 2005. The Class I nominee has been nominated for a one-year term expiring on the date of our annual meeting of shareholders in 2003.


                                                                                 Director of
                                                        Principal                 Merchants
Class             Name             Age                 Occupation                   Since
--------------------------------------------------------------------------------------------

I        Leo O'Brien, Jr.          71     Partner - Vice President                   1984
                                          O'Brien Brothers Agency, Inc.
                                          South Burlington, VT

III      Michael G. Furlong        51     Attorney,                                  1991
                                          Sheehey Furlong & Behm P.C.
                                          Burlington, VT

III      Robert A. Skiff, Ph.D.    60     Headmaster                                 1984
                                          Vermont Commons School
                                          Burlington, VT

Leo O'Brien, Jr.

      Leo O'Brien, Jr. has served as a Director of Merchants since 1984 and as a Director of Merchants Bank since 1969. Mr. O'Brien served as Chairman of the Merchants Bank's Board of Directors from 1995 until 2001, when he retired from Merchants Bank's Board of Directors upon reaching mandatory retirement age. Mr. O'Brien is currently a partner of O'Brien Brothers and Vice President of O'Brien Brothers Agency, Inc. with offices in South Burlington, VT. Both organizations are primarily engaged in agriculture and real estate development. The Merchants board has nominated Mr. O'Brien to serve as a Class I Director for a one-year term expiring on the date of the Annual Meeting in 2003.

Michael G. Furlong

      Michael G. Furlong has served as a director of Merchants and Merchants Bank since 1991. Mr. Furlong has served as Chairman of Merchants Bank's Board of Directors since 2001. He is a member of the Burlington, Vermont, law firm of Sheehey Furlong & Behm P.C., and he is a former president of the Chittenden County Bar Association. He is a trustee of Merchants Trust Company, a subsidiary of Merchants Bank, a director of Wake Robin Corporation and has served on the Boards of several Vermont nonprofit organizations. Mr. Furlong is a graduate of Middlebury College and Cornell Law School. The Merchants board has nominated Mr. Furlong to serve as a Class III Director for a three-year term expiring on the date of the Annual Meeting in 2005.

Robert A. Skiff, Jr.

      Robert A. Skiff, Jr. has served as a Director of Merchants and Merchants Bank since 1984. He is Headmaster of the Vermont Commons School in Burlington, Vermont. Prior to becoming Headmaster in July 1997, Dr. Skiff served as President of Champlain College for 15 years. The Merchants board has nominated Dr. Skiff to serve as a Class III Director for a three-year term expiring on the date of the Annual Meeting in 2005.

      If, at the time of the Annual Meeting, any of the nominees should be unable to serve or should decline to serve, the discretionary authority provided in the proxies may be exercised to vote for a substitute or substitutes, who would be designated by our board, and would be elected to the same class or classes as the nominees for whom they are substituted. Neither our By-laws nor any applicable law restrict the nomination of other individuals to serve as directors, and any shareholder present at the Annual Meeting may nominate another candidate. Unless authority to do so has been withheld or limited in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by the proxy against any other candidates.

      An affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting is necessary for the election of the individuals named above. There is no cumulative voting in elections of directors of Merchants. Unless otherwise specified, proxies will be voted in favor of the three nominees described above.

      The Merchants Board recommends that the shareholders vote "FOR" the election of each of Leo O'Brien, Jr., Michael G. Furlong and Robert A. Skiff.

Continuing Directors

      The following table sets forth certain information about those Directors whose terms of office do not expire at the Annual Meeting and who consequently are not nominees for re-election at the Annual Meeting.



                                                                                                  Term of
                                                     Principal               Director of the    Office Will
Class             Name             Age              Occupation                Company Since       Expire
-----------------------------------------------------------------------------------------------------------

I        Joseph L. Boutin          54     President & CEO of                      1994              2003
                                          Merchants and Merchants Bank
                                          Burlington, VT

I        Charles A. Davis          52     President and CEO                       1985              2003
                                          Marsh & McLennan Capital Inc.
                                          Greenwich, CT (1)

I        Peter  A. Bouyea          54     Consultant to Baking Industry           1994              2003
                                          South Burlington, VT

II       Raymond C. Pecor, Jr.     62     Chairman, Lake Champlain                1984              2004
                                          Transportation Company
                                          Burlington, VT

II       Patrick S. Robins         63     Treasurer, Symquest Group, Inc.         1984              2004
                                          South Burlington, VT

II       Jeffrey L. Davis          49     President, J.L. Davis, Inc.             1993              2004
                                          Burlington, VT

--------------------

<F1>  Mr. Davis became President and Chief Executive Officer of Marsh &
      McLennan Capital, Inc. in 1999. Prior to that time, he was a Senior Director and former partner of Goldman Sachs & Company.

      Except as indicated above, each Director has been employed during the past five years in his respective position.

Merchants Bank Directors

      All of the above-named Directors, except Charles A. Davis, are also Directors of Merchants Bank. In addition to the above-named Directors, Lorilee A. Lawton and Carole A. Ziter are also Directors of Merchants Bank. Ms. Lawton, who is 54 years old, is a co-owner and Treasurer of Firetech Sprinkler Corporation, a contractor specializing in the design, fabrication and installation of fire sprinkler systems. The company is located in Colchester, Vermont. Ms. Ziter, who is 59 years old, is President of Sweet Energy, a mail order food company, located in Burlington, Vermont. Shareholders will not be voting on Directors of Merchants Bank at the Annual Meeting.

Other Information About the Board and its Committees

Attendance of Directors

      During 2001, four meetings of the Merchants board were held. No Director attended fewer than seventy-five percent of these meetings.

Compensation of Directors

      During 2001, directors, who were not also officers of Merchants or Merchants Bank, were paid a $4,000 annual retainer, payable in $1,000 quarterly installments. In addition, directors received an attendance fee for every meeting attended of $500, unless a Merchants board meeting was held simultaneously with a regular meeting of the Merchants Bank board of directors, in which case the fee for meeting attendance was $250.

      During 2001, all Merchants Bank directors, who were not also officers of Merchants Bank, were paid a $4,000 annual retainer, payable in quarterly installments, plus $500 for each Merchants Bank board meeting attended. Committee members were paid $250 for each committee meeting attended, unless the Committee meeting was held simultaneously with a regular meeting of the Merchants Bank board, in which case the fee applicable to committee meeting attendance was $125. At the Merchants board meeting on January 17, 2002, the annual retainer was raised to $8,000. This represents the first increase in the retainer since October 1995. The attendance fees remain the same.

      In 1997, the Merchants board and shareholders voted to adopt the Merchants Bancshares, Inc. 1996 Compensation Plan for Non-Employee Directors. The plan permits non-employee directors of both Merchants and Merchants Bank to defer receipt of their annual retainer and meeting fees by receiving those fees in the form of restricted shares of Common Stock. If a participating Director elects to have all or a specified percentage of his or her compensation for a given year deferred in shares of Common Stock, that Director is credited with a number of shares of Common Stock equal in value to up to 125% of the amount deferred. The additional 25% in value represents a "risk premium", taking into account that Director's commitment to the value of Common Stock over the deferral period, as well as the risk of forfeiture under certain circumstances.

Committees of the Boards of Directors

      The Merchants Bank board has designated the following committees, all of which also serve as the committees of the Merchants board: an Audit Committee, a Compensation Committee, and the Shareholder Value Committee, each of whose composition and objectives are as described below.

Audit Committee:

      The primary function of the Audit Committee is to promote quality and reliable financial reporting and adequate and effective internal controls for Merchants and its subsidiaries, including Merchants Bank. The Audit Committee is responsible for establishing and maintaining adequate, independent and objective internal and external audit and loan review functions and promoting the effective identification and management of risks throughout the organization.

      The Audit Committee consists of four members: Peter A. Bouyea, Chair, Jeffrey L. Davis, Lorilee A. Lawton and Patrick S. Robins. Each member of the Audit Committee is an "independent" director as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. The Audit Committee meets with our auditors and principal financial personnel to review quarterly financial results and the results of the annual audit. The Audit Committee also reviews the scope of, and establishes fees for, audit and nonpublic-audit services performed by our independent accountants, reviews the independence of our independent accountants and the adequacy and effectiveness of our internal accounting controls. The Audit Committee held four meetings in fiscal year 2001.

Compensation Committee:

      The Compensation Committee is responsible for reviewing and making recommendations regarding the compensation of our directors, officers and employees, including salaries, bonuses, commissions, benefit plans, the grant of options and other forms of, or matters relating to, compensation.

      During 2001, five meetings of the Compensation Committee were held. The Compensation Committee consists of the following individuals: Robert A. Skiff, Chair, Peter A. Bouyea and Michael G. Furlong. No member of the committee is an employee of Merchants or any of its subsidiaries.

Shareholder Value Committee:

      The function of the Shareholder Value Committee is to consider and make recommendations to the Merchants Board on proposals that effect the value of shareholders' investment in Common Stock.

      During 2001, two meetings of the Shareholder Value Committee were held. The Shareholder Value Committee consists of the following individuals: Raymond C. Pecor, Jr., Chair, Peter A. Bouyea, Charles A. Davis, Michael G. Furlong and Joseph L. Boutin.

Compensation of Principal Officers

      Compensation of principal officers is paid by Merchants Bank. The following table sets forth aggregate compensation paid by Merchants Bank over the past three calendar years to the most highly compensated principal officers of Merchants or Merchants Bank whose salary and bonus for 2001 exceeded $100,000 ("Named Principal Officers").

                         Summary Compensation Table


                                                                   Long-Term Compensation
                                                                   ----------------------
                                                                     Awards       Payouts
                                                                   ----------     -------
                                      Annual Compensation          Securities                     All
Name and Principal              -------------------------------    Underlying      LTIP          Other
     Position                   Year     Salary        Bonus        Options       Payouts    Compensation
---------------------------------------------------------------------------------------------------------


Joseph L. Boutin                2001    $199,992    $     --(1)           0         0         $14,400(2)
President, and  Director of     2000    $199,992    $ 65,997              0         0         $14,400
Merchants and Merchants Bank    1999    $199,992    $113,740         39,309         0         $14,400

Michael R. Tuttle               2001    $140,005    $     --(1)           0         0         $14,400(2)
Executive Vice-President of     2000    $140,005    $ 46,202              0         0         $14,400
Merchants Bank                  1999    $140,005    $ 79,618         26,566         0         $14,400

Thomas R. Havers                2001    $110,011    $     --(1)           0         0         $13,168(2)
Senior Vice-President of        2000    $110,011    $ 36,304          4,544         0         $14,400
Merchants Bank                  1999    $110,011    $ 62,557          7,247         0         $14,400

Thomas S. Leavitt               2001    $105,019    $ 34,232              0         0         $14,400(2)
Senior Vice-President of        2000    $105,019    $ 56,747              0         0         $14,272
Merchants Bank                  1999    $107,745    $ 53,564          7,247         0         $12,542

Janet P. Spitler                2001    $100,006    $     --(1)           0         0         $11,656(2)
Treasurer of Merchants          2000    $ 90,002    $ 29,701            139         0         $12,707
and Merchants Bank              1999    $ 92,598    $ 51,183          6,212         0         $14,067

--------------------

<F1>  Bonuses applicable to 2001 performance will be determined and paid to
      Messrs. Boutin, Tuttle, Havers and Ms. Spitler in April 2002. Bonuses applicable to 2000 performance were determined and paid in 2001.
<F2>  Includes contributions made by Merchants Bank on behalf of Messrs.
      Boutin, Tuttle, Havers, Leavitt and Ms. Spitler to the Merchants Bank 401(k) Plan of $14,400, $14,400, $13,168, $14,400 and $11,656,
      respectively, for 2001.

Option Grants in Last Fiscal Year

      There were no stock options granted to the Named Principal Officers in 2001.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

      The following table shows stock option exercises by the Named Principal Officers, including the aggregate value realized upon such exercise. "Value realized upon exercise" represents the excess of the closing price of Common Stock on the date of exercise over the exercise price. In addition, this table includes the number of shares remaining unexercised underlying both "exercisable" (i.e., vested) and "unexercisable" (i.e., unvested) stock options as of December 31, 2001. Also, reported are the values of "in-the-money" options, which represent the positive spread between the exercise price of any such existing stock options and the year-end price of Common Stock of $24.00.


                                                  Number of Securities
                                                       Underlying                 Value of Unexercised
                       Shares                     Unexercised Options             In the Money Options
                      Acquired                     At Fiscal Year End              At Fiscal Year End
                         On        Value      ----------------------------    ----------------------------
       Name           Exercise    Realized    Exercisable    Unexercisable    Exercisable    Unexercisable
----------------------------------------------------------------------------------------------------------

Joseph L. Boutin       3,000      $18,124       122,216              0          $884,399        $     0
Michael R.  Tuttle        --           --        80,277              0          $610,226        $     0
Thomas R.  Havers         --           --        40,239          6,816          $277,835        $57,936
Thomas S.  Leavitt        --           --        40,239              0          $275,335        $     0
Janet P. Spitler          --           --        21,750            209          $113,026        $ 1,772

Retirement Benefits


      Pension Plan Table
      Estimated Annual Retirement Benefit for Specified Years of Credited Service
      ---------------------------------------------------------------------------
      Annual Compensation       20         30         40
      ----------------------------------------------------

            $ 50,000         $15,456    $23,184    $25,684
            $ 75,000         $25,336    $38,004    $41,754
            $100,000         $35,336    $53,004    $58,004
            $125,000         $45,336    $68,004    $74,254
            $150,000         $55,336    $83,004    $90,504
            $175,000         $55,336    $83,004    $90,504
            $200,000         $55,336    $83,004    $90,504
            $225,000         $55,336    $83,004    $90,504
            $250,000         $55,336    $83,004    $90,504
            $275,000         $55,336    $83,004    $90,504
            $300,000         $55,336    $83,004    $90,504
            $325,000         $55,336    $83,004    $90,504

      The above table shows the estimated annual retirement benefits payable upon retirement to persons in a specified compensation and years of credited service classification. The assumptions are that these persons retire at age 65 during 2001, that each person's final average compensation is equal to his or her annual compensation, provided that, if annual compensation exceeds $150,000, for illustration purposes, the final average compensation has been set equal to $150,000, and that they elect a straight life annuity form of payment. In 1994, we froze the plan beginning on January 1, 1995. In 1995 the plan was curtailed. No additional years of service or age will accrue under the plan. The retirement benefits listed in the table take into consideration the Social Security offset amount which is based on the law in effect on January 1, 1994 and assumes an employee earned the annual compensation listed on the table for the calendar year 1994. The maximum annual benefit limitations as set forth in the plan and under Section 415 of the Internal Revenue Service Code have also been accounted for in the table.

      Mr. Havers is the only Named Principal Officer entitled to a benefit under the plan. For purposes of this table, Mr. Havers had 27 years of benefit service with Merchants Bank as of December 31, 2001.
Executive Officers

      The names and ages of our Executive Officers and each Executive Officer's position are listed below.


                                                      Positions and Officers with the
      Name           Age                                  Company and/or the Bank
----------------------------------------------------------------------------------------------------------------

Joseph L. Boutin     54     President and Chief Executive Officer of Merchants and Merchants Bank
Michael R. Tuttle    46     Executive Vice President and Chief Operating Officer of Merchants Bank
Thomas R. Havers     52     Senior Vice President of Merchants Bank, Operating and Administrative Division Manager
Thomas S. Leavitt    43     Senior Vice President of Merchants Bank, Sales Division Manager
Janet P. Spitler     42     Treasurer of Merchants and Merchants Bank, Chief Financial Officer of Merchants Bank
Zoe P. Erdman        45     Senior Vice President of Merchants Bank, Credit Division Manager

      Mr. Tuttle has been employed by Merchants Bank as Executive Vice President since February 1995. In August 1997, Mr. Tuttle became Chief Operating Officer of Merchants Bank. Mr. Havers has been Senior Vice President of Merchants Bank since 1990 and has been employed by Merchants Bank since 1971. Mr. Leavitt has been Senior Vice President of Merchants Bank since February 1996. Ms. Spitler has been the Treasurer of Merchants and Merchants Bank since 1996. In August 1997, she became Chief Financial Officer of Merchants Bank, with whom she has been employed since 1990. In November 1998, Ms. Erdman became a Senior Vice President of Merchants Bank, with whom she has been employed since October 1997. Except as indicated above, each Executive Officer has been employed during the past five years in his or her respective position.

Compensation Committee Report

      The Compensation Committee represents both Merchants and Merchants Bank and consists of three directors who are not officers or employees of Merchants or Merchants Bank: Robert A. Skiff, Chair, Peter A. Bouyea and Michael G. Furlong.

      The Compensation Committee's primary responsibilities are to provide independent review and oversight and promote corporate accountability for executive compensation, adopt performance and base compensation policies for executive management and employees, review and approve incentive plans, and to provide oversight of company benefit programs.

      Decisions on compensation for executive officers generally are made by the Board of Directors based on recommendations from the Compensation Committee. All decisions by the Compensation Committee relating to the compensation of our executive officers are reviewed by each of the full Merchants and Merchants Bank boards of directors. Pursuant to rules of the Securities and Exchange Commission, set forth below is a report prepared by our Compensation Committee addressing our compensation policies for 2001 as they affected Mr. Boutin, our Chief Executive Officer, and the other Executive Officers.

      Compensation Policies toward Executive Officers. Our compensation program for Named Principal Officers consists primarily of two elements, base salary and specific bonuses based on the achievement of defined corporate objectives. The Compensation Committee's executive compensation policies are and will be further designed to provide competitive levels of compensation that integrate pay with our annual and long-term performance goals, reward above average corporate performance, recognize individual initiative and achievements, and assist us in attracting and retaining qualified executives. Levels of executive compensation are set at levels that the Compensation Committee believes to be consistent with others in our industry.

      The Compensation Committee also endorses the position that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management and shareholders' interests in the enhancement of shareholder value. Thus, the Committee has and will further incorporate these elements in designing the compensation packages of the Named Principal Officers.

      Relationship of Performance under Compensation Plans.  The
Compensation Committee administers our compensation policy with respect to Named Principal Officers. The two key elements of this policy are base salary and our Annual Bonus Plan.

      Each Named Principal Officer's annual performance review serves as the basis for making adjustments to base salary. Individual performance evaluations are closely tied to achievement of short as well as long term goals and objectives, individual initiative, team-building skills, level of responsibility and above-average corporate performance. Base salary is keyed to the median of a peer group of regional commercial banks as established from time to time by the Compensation Committee.

      In addition to the base compensation, we have a bonus plan to reward executive officers for accomplishing financial objectives set annually by the Compensation Committee. Bonuses were paid out to executive officers for 2000 performance. Bonuses for 2001 have not yet been determined or paid. See "Summary Compensation Table".

      Long Term Incentive/Stock Option Plan. Our Long Term Incentive/Stock Option Plan permits the Compensation Committee to grant stock options to key personnel. Under the Stock Option Plan, each year, subject to certain limits, a participating executive officer receives stock options, subject to specified limits, with a "value" equal to 50% of his or her base salary.
The "value" of the options to be granted will be determined using a widely accepted financial model which determines the value of stock options, known as the "Black-Scholes Method". The exercise price of the options will be determined annually, by our board, and will be no less than fair market value as of the date of the grant.

      CEO Compensation:

      Mr. Boutin acts as our Chief Executive Officer pursuant to an employment agreement, dated January 1, 2001, which provides for his employment through December 31, 2003. The terms of Mr. Boutin's contract were negotiated at arms-length. Mr. Boutin's base salary is $210,000 per year through calendar year 2003. See "Employment Agreements."

      Employment Agreements:

      Certain of the Named Principal Officers have entered into Employment Agreements with us. These agreements specify the terms of employment and are discussed below, under the section entitled, "Employment Agreements".

                    Members of the Compensation Committee
                          Robert A. Skiff, Chair
                          Peter A. Bouyea
                          Michael G. Furlong

Employment Agreements

      Messrs. Boutin, Tuttle, Havers, Leavitt and Ms. Spitler and Erdman have entered into Employment Agreements with us, each dated January 1, 2001, and each containing substantially identical terms, other than positions, duties and salaries. These Employment Agreements contain standard terms and conditions typically found in employment agreements for comparable executives, including those terms discussed in this paragraph. Under their Employment Agreements, each of these executive officers is employed for a three-year term ending on December 31, 2003, renewable thereafter for successive one-year terms, unless we notify these individuals that their employment will terminate on December 31, 2003. However, if the executive officer is terminated without "just cause" (as defined in their agreements) or the executive officer resigns for "good reason" (as defined in these agreements), in each case prior to the completion of the term of the Employment Agreement, we have agreed to pay in one lump sum, that executive officer's salary for one year from the date of termination. Executive officers are also eligible under the terms of the Employment Agreements to receive bonuses based upon the achievement of certain corporate objectives. Additionally the Employment Agreements provide for specific grants of stock options under our Stock Option Plan.

Related Party Transactions

      As described below under "Compensation Committee Interlocks and Insider Participation," we engage in banking transactions with our directors and officers, and with their associates.

      We obtained legal services during 2001, and we anticipate obtaining legal services during 2002, from the firm of Sheehey Furlong & Behm P.C., of which Michael G. Furlong is a principal member. Mr. Furlong is a member of our board of directors, is the chairman of the Merchants Bank board of directors and is a member of our Compensation Committee. Fees paid to Mr. Furlong's firm by Merchants Bank for services and expenses in 2001 aggregated $110,180.

      During 2001, we purchased computer equipment and project management services, on a competitive basis, from SymQuest Group, Inc. valued at $87,225. Patrick S. Robins, who is Treasurer of SymQuest Group, Inc., is a member of our board of directors, the Merchants Bank board of directors and our Audit Committee.

Compensation Committee Interlocks and Insider Participation

      During 2001, our Compensation Committee included Robert A. Skiff, Chairman, Peter A. Bouyea and Michael G. Furlong, all independent, non-employee Directors.

Performance Graph

      A comparison of five-year cumulative total return to Merchants shareholders to a group of bank holding companies selected by us, and to the NASDAQ market index is indicated below. Data is shown both in tabular format and in the following graph. The peer group of bank holding companies consists of the following: Arrow Financial Corporation (AROW); Banknorth Group, Inc. (BKNG); Chittenden Corporation (CNDN); Independent Bank Corp.
(INDB); Granite State Bancshares, Inc. (GSBI) and CNB Financial Corporation
(CNBF).

                  COMPARE FIVE YEAR CUMULATIVE TOTAL RETURN
                      AMONG MERCHANTS BANCSHARES, INC.
                  NASDAQ MARKET INDEX AND PEER GROUP INDEX


                                  [CHART]


                    ASSUMES $100 INVESTED ON JAN. 1, 1997
                         ASSUMES DIVIDEND REINVESTED
                      FISCAL YEAR ENDING DEC. 31, 2001


                                                    Fiscal Year Ending
                              --------------------------------------------------------------
Company                         1996       1997       1998       1999       2000       2001
--------------------------------------------------------------------------------------------

Merchants Bancshares, Inc.    $100.00    $178.14    $141.74    $124.12    $146.82    $227.78
Peer Group                    $100.00    $173.37    $157.25    $130.84    $158.01    $198.96
Broad Market                  $100.00    $122.32    $172.52    $304.29    $191.25    $152.46

Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth information regarding the ownership of Common Stock as of March 8, 2002, the record date for the Annual Meeting, by each of our directors and executive officers, including the Named Executive Officers and our directors and executive officers as a group.


                                     Amount and Nature of
         Name                      Beneficial  Ownership(1)    Percent of Class
-------------------------------------------------------------------------------

Joseph L. Boutin         (a)(d)            873,407(2)               14.2%
Peter A. Bouyea             (a)             84,373(4)                1.4%
Charles A. Davis            (b)            416,555(3)                6.8%
Jeffrey Davis               (a)             32,636(4)                 *
Zoe P. Erdman               (e)             10,048(9)                 *
Michael G. Furlong          (a)              6,857(4)                 *
Thomas R. Havers            (d)             76,021(5)                1.2%
Lorilee A. Lawton           (c)              6,596                    *
Thomas S. Leavitt           (d)             43,322(6)                 *
Leo O'Brien, Jr.            (a)             33,164(4)                 *
Raymond C. Pecor, Jr.       (a)            219,473(4)                3.6%
Patrick S. Robins           (a)             45,347(4)                 *
Robert A. Skiff, Ph.D.      (a)              3,523(4)                 *
Janet P. Spitler            (d)            211,212(7)                3.4%
Michael R. Tuttle           (d)            781,404(8)               12.7%
Carole A. Ziter             (c)              6,227                    *

Directors and Executive
 Officers as a Group                     2,166,981(10)              35.2%

--------------------
*     Shareholdings represent less than 1.00% of class
(a)   Designates Director of Merchants and Merchants Bank
(b)   Designates Director of Merchants only
(c)   Designates Director of Merchants Bank only
(d)   Designates Named Principal Officer
(e)   Designates Executive Officer of Merchants Bank

NOTES:
<F1>  In accordance with Rule 13d-3 under the Securities Exchange Act of
      1934, shares of Common Stock are shown as beneficially owned if the person named in the table has or shares the power to vote or direct the voting of, or the power to dispose or to direct the disposition of, those shares.
<F2>  Includes 683,185 shares held by the General Educational Fund, Inc., of which Mr. Boutin is a trustee. As a trustee of the fund, Mr.
      Boutin may be deemed to beneficially own all shares held by the fund because he shares the power to vote and dispose of the shares with the other trustees of the fund. Also includes 122,216 shares which Mr. Boutin may acquire pursuant to the exercise of certain vested stock options.
<F3>  Includes 7,411 shares held in trust for Mr. Davis' two minor sons,
      1,887 shares held directly by Mr. Davis' two minor sons, 15,787 shares held by Mr. Davis as trustee of the Charles and Marna Davis Foundation and 14,664 shares owned by Mr. Davis' wife, Marna Davis.
<F4>  Does not include shares which Messrs. J. Davis, Bouyea, Furlong,
      O'Brien, Pecor, Robins and Skiff have the right to receive on a deferred basis. The shares will be issued to participants pursuant to agreements made by Merchants Bank in connection with the termination of Merchants Bank's former deferred compensation plan for directors in December 1995. See Note 7 with respect to the voting of these shares.
<F5>  Does not include shares which Mr. Havers has the right to receive on a deferred basis. These shares will be issued to Mr. Havers pursuant to agreements made by Merchants Bank in connection with the termination of Merchants Bank's Executive Salary Continuation
      Plan in December 1995. See Note 7 with respect to the voting of these shares. Includes 40,239 shares which Mr. Havers may acquire pursuant to the exercise of certain vested stock options.
<F6>  Includes 32,739 shares which Mr. Leavitt may acquire pursuant to the exercise of vested stock options.
<F7>  Includes 183,997 shares held in various trusts related to the
      Merchants Bank's former Deferred Compensation Plan for Directors and the Executive Salary Continuation Plan, both of which were terminated in December 1995. Ms. Spitler has the power to vote these
      shares on behalf of Merchants and Merchants Bank.   Also includes
      21,750 shares which Ms. Spitler may acquire pursuant to the exercise of certain vested stock options.
<F8>  Includes 683,185 shares held by the General Educational Fund, Inc., of which Mr. Tuttle is a trustee. As a trustee of the fund, Mr. Tuttle may be deemed to beneficially own all shares held by the fund because he shares the power to vote and dispose of the shares with the other trustees of the fund. Also includes 75,777 shares which Mr. Tuttle may acquire pursuant to the exercise of certain vested stock options.
<F9>  Includes 7,972 shares, which Ms. Erdman may acquire pursuant to the exercise of certain vested stock options.
<F10> Includes 683,185 shares held by the General Educational Fund, Inc., of which Messrs. Boutin and Tuttle are trustees. See footnotes 2 and 8 above. Includes 183,997 shares held in various trusts related to Merchants Bank's former Deferred Compensation Plan for Directors and the Executive Salary Continuation Plan, both of which were terminated in December 1995; and 349,129 shares which executive officers may acquire pursuant to the exercise of certain vested stock options.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

      Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors, and 10% shareholders to file reports of ownership (Form 3) and changes of ownership (Form 4) with respect to Common Stock with the Securities and Exchange Commission. Executive officers, directors and principal shareholders are required to furnish us with copies of all Section 16(a) forms they file. Based upon a review of the filings for 2001 furnished to us, we note that Peter A. Bouyea, a director of Merchants, filed a Form 4 report nine months late with respect to his dividend reinvestment plan with A.G. Edwards and The General Educational Fund, Inc., a 10% shareholder, filed a Form 4 one month late with respect to the sale of 5,000 shares.

                    INCREASE IN AUTHORIZED CAPITAL STOCK
                             (Proposal Number 2)

      Our Board of Directors, at its meeting on February 21, 2002, adopted a resolution proposing an amendment to our Certificate of Incorporation, as amended, increasing our authorized Common Stock from 7,500,000 shares to 10,000,000 shares. The Merchants board recommends that the shareholders vote in favor of the proposed amendment.

      The Merchants board has determined that it would be appropriate for us to increase the number of authorized shares of Common Stock in order to have additional shares available for possible future acquisition or financing transactions and other similar issuances and to satisfy the requirements of stock compensation and dividend reinvestment plans. Our board believes that the complexity of customary financing, employment and acquisition transactions requires that our Directors be able to respond promptly and effectively to opportunities that involve the issuance of shares of Common Stock. For example, if the proposal is approved, we will have the flexibility to authorize stock splits and stock dividends and to enter into joint ventures and corporate financings involving the issuance of shares of Common Stock. We have no present plans, agreements, understandings or arrangements regarding transactions expected to require issuance of the additional shares of Common Stock that would be authorized by the proposed amendment.

      If additional shares are issued to persons other than our existing stockholders, the percentage interest of our existing stockholders will be reduced. This would have the effect of reducing the voting power of our existing stockholders and our per share earnings which could adversely impact the consideration paid to our shareholders in the event of a merger or other transaction involving Merchants.

      In addition, the authorized but unissued shares of Common Stock could be used by Merchants to impede or discourage an attempted takeover of Merchants, through dilution of holdings of a person or entity attempting a takeover. The possibility of an issuance of shares in connection with an attempted takeover would be in addition to our existing anti-takeover provisions, including an eighty percent approval and fair price requirements for certain business combinations, and two classes of preferred stock. In addition, we have a classified Board of Directors with staggered terms of office, as described above.

      Under Delaware law, the affirmative vote of the holders of two-thirds of the outstanding shares of Common Stock is required to approve the proposed amendment. If it is adopted, our board of directors could authorize the issuance of the additional authorized shares without further shareholder approval.

      Our Board of Directors recommends that the stockholders vote "FOR" the increase in authorized capital stock.

              RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

      Our board of directors, upon the recommendation of its Audit Committee, has selected the firm of KPMG LLP independent public accountants, as Merchants' auditors for 2002. Merchants has been advised by KPMG LLP that neither it nor any of its members or associates has any relationship with Merchants or Merchants Bank, other than as independent auditors.

      During 2001, Arthur Andersen LLP served as Merchants' independent public accountants and audited Merchants' financial statements for the 2001 fiscal year.

      Representatives of KPMG LLP will be present at the Annual Meeting, will have an opportunity to make any statement that they may desire to make, and will be available to answer appropriate questions from the shareholders.

                                 AUDIT FEES

      The aggregate fees billed for professional services rendered for the audit of our annual financial statements for the year ended December 31, 2001, and the reviews of the financial statements included in our Forms 10-Q for that year, were $154,250, including out of pocket costs. As described above, these fees were paid to Arthur Andersen LLP, our auditors during the 2001 fiscal year. Our auditor for the 2002 fiscal year will be KPMG LLP.

        FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

      Arthur Andersen LLP did not render any professional services to us in connection with the design or implementation of financial information systems during the year ended December 31, 2001.

                               ALL OTHER FEES

      The aggregate fees billed for all other services rendered by Arthur Andersen LLP for the year ended December 31, 2001 were $42,117 including out of pocket costs. These fees include $19,000 for tax compliance and planning services, and $23,117 for electronic data processing audit services.

                            AUDITOR INDEPENDENCE

      The Audit Committee has considered whether, and has determined that, the provision of the services described under "All Other Fees" is compatible with maintaining Arthur Andersen LLP's independence.

                        REPORT OF THE AUDIT COMMITTEE

      The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2001, with our management.

      The Audit Committee has discussed with Arthur Andersen LLP the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU [SECTION]380).

      The Audit Committee has received the written disclosures and the letter required from Arthur Andersen LLP by Independence Standards Board Standard No. 1 "Independence Discussions with Audit Committees" and has discussed with Arthur Andersen LLP their independence.

      Based on the review and discussions with management and Arthur Andersen LLP described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and for filing with the Securities and Exchange Commission.

                                       Respectfully submitted,

                                       Peter A. Bouyea, Chairman
                                       Jeffrey L. Davis
                                       Lorilee A. Lawton
                                       Patrick S. Robins

                                OTHER MATTERS

      Merchants knows of no additional matters which are likely to be presented for action at the Annual Meeting other than the proposals specifically set forth in the Notice and referred to in this proxy statement. If any other matter properly comes before the Annual Meeting for action, it is intended that the persons named in the accompanying proxy and acting under that proxy will vote or refrain from voting in accordance with their best judgment pursuant to the discretionary authority conferred by the proxy.

         SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

      Shareholders who desire to submit proposals for the consideration of our shareholders at our Annual Meeting of Shareholders in 2003, scheduled to be held on Tuesday, April 29, 2003, will be required, pursuant to a rule of the Securities and Exchange Commission, to deliver any proposal to us on or prior to

December 2, 2002. Please forward any shareholder proposals to the Secretary of Merchants at the address indicated below.

                                ANNUAL REPORT

      A copy of Merchants' Annual Report on Form 10-K for the year ended December 31, 2001, which includes audited financial statements, has been mailed to all shareholders with this Proxy Statement and has been filed with the Securities and Exchange Commission. The Annual Report is not to be regarded as proxy soliciting material. Additional copies of the Annual Report may be obtained by shareholders without charge on written request to the Secretary of Merchants at the address indicated below.

                         ANNUAL DISCLOSURE STATEMENT

      Pursuant to 12 CFR 350 of the rules and regulations of the Federal Deposit Insurance Corporation, a copy of Merchants Bank's Annual Disclosure Statement may be obtained without charge by contacting the person indicated below. The Annual Disclosure Statement presents Merchants Bank's financial condition and results of operations for the fiscal years ended 2000 and 2001.

                           Merchants Bank
                           Andrew T. Kloeckner, AVP & Compliance Officer 275 Kennedy Drive
                           South Burlington, VT 05403
                           Telephone (802) 658-3400


                                       By Order of the Board of Directors,

275 Kennedy Drive                      Patti J. White
South Burlington, VT 05403             Secretary
                                       Merchants Bancshares, Inc.

COMMON STOCK             MERCHANTS BANCSHARES, INC.        COMMON STOCK

                Proxy Solicited by the Board of Directors for
            2001 Annual Meeting of Shareholders on April 30, 2002

The undersigned hereby appoints Andrew T. Kloeckner and John T. Booth, and each of them, proxies, with full power of substitution, to vote at the 2001 Annual Meeting of Shareholders of MERCHANTS BANCSHARES, INC. to be held on April 30, 2002 (including adjournments or postponements thereof), with all powers the undersigned would possess if personally present, as specified on the reverse side of this ballot, on the election of directors, the amendment of the Certificate of Incorporation and, in accordance with their discretion, on any other business that may come before the meeting, and revokes all proxies previously given by the undersigned with respect to shares covered hereby.

This proxy, when properly executed, will be voted in the manner directed herein by the shareholder. If no contrary specification is made, this proxy will be voted FOR the election of the nominees of the Board of Directors and FOR the amendment of the Certificate of Incorporation and upon such other business as may come before the meeting in the appointed proxies' discretion.

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Annual Meeting of Shareholders and related Proxy Statement.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND
RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) hereon and return in the enclosed envelope, whether or not you expect to attend the meeting. You may, nevertheless, vote in person if you do attend.

NOTE: Executors, administrators, trustees, guardians, etc. should indicate the capacity in which they sign. When stock is held in the name of more than one person, each person should sign the proxy.

HAS YOUR ADDRESS CHANGED?              DO YOU HAVE ANY COMMENTS?

-----------------------------          --------------------------------

-----------------------------          --------------------------------

-----------------------------          --------------------------------

[x] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.


The Board of Directors recommends a vote FOR the Proposals listed below.

1.    Election of Directors.
      [ ] FOR all nominees        [ ] WITHHOLD
          listed at right             AUTHORITY
          (except as marked to        to vote for all
          the contrary below).        nominees listed at right.

Nominees: Leo O'Brien, Jr., Michael G. Furlong and Robert A. Skiff

For, except vote withheld from the following nominee(s):

______________________________________________________________

2. To ratify and approve a proposal to amend Merchants' Certificate of Incorporation, as amended, to increase the number of authorized shares of Merchants' common stock.

      [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

3. To transact any other business which may properly come before the meeting or any adjournment thereof.

                                                ------------------
 Please be sure to sign and date this Proxy.   |Date        , 2002|
 -----------------------------------------------------------------
|                                                                 |
|                                                                 |
|                                                                 |
 ---- Shareholder sign here --------------- Co-owner sign here----

Mark box at right if an address change or comment has been
noted on the reverse side of this card.                     [ ]

Detach Card                                                       Detach Card